Exhibit 1.1

THE MACERICH COMPANY

$500,000,000

Common Stock

($0.01 par value per share)

EQUITY DISTRIBUTION AGREEMENT

March 26, 2021

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

BNP Paribas Securities Corp. 787 7th Avenue, 8th Floor New York, New York 10019

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, NY 10017

Ladies and Gentlemen:

The Macerich Company, a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with J.P. Morgan Securities, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp. and TD Securities (USA) LLC and any such other manager that may become a party hereto, as described below (the “Managers”), as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit purchases of the Shares on the terms and subject to the conditions stated herein. Notwithstanding the foregoing, the Company may in the future, and from time to time, add additional Managers to this Agreement on the terms and conditions set forth herein. All references herein to the Managers shall mean J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp. and TD Securities (USA) LLC, as the exclusive Managers, for so long as no additional Managers become a party hereto. From and after the date upon which any additional Manager(s) become a party hereto, all references herein to the Managers shall be to the Managers set forth on Schedule A hereto. The Company hereby reserves the right to issue and sell shares of Common Stock other than through or to the Managers during the term of this Agreement on terms that it deems appropriate.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Manager, as of the date hereof and at each Time of Sale, Settlement Date and Representation Date (as such terms are defined below), that:

(a) The Company prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-240975) (the “registration statement”) which became effective upon filing under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”); the registration statement and the Prospectus Supplement (as defined below) set forth the terms of an offering, sale and plan of distribution of Common Stock and/or other securities of the Company and contain or incorporate therein by reference additional information concerning the Company and its business; no order of the Commission preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Issuer Free Writing Prospectus (as defined in Section 2(f) below), or the effectiveness of the Registration Statement (as defined below), has been issued or is in effect, and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. As filed, the Prospectus shall contain in all material respects the information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing prior to a modification, the Prospectus (as amended or supplemented) shall be in all substantive respects in the form furnished to the Managers (i) prior to the execution of this Agreement or (ii) after the execution of this Agreement, pursuant to the Company’s agreement in Section 4(a). Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act (the “Effective Time”), as such section applies to the Managers, including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the base prospectus filed as part of the Registration Statement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to each Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 under the Act or otherwise is unable to make the representations set forth in Section 2(c) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Act, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”) and Settlement Date (as defined in Section 3(h)), if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the rules and regulations under the Act; (ii) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, as of each Time of Sale and Settlement

Date, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the rules and regulations under the Act; (iii) the Incorporated Documents, when they were or hereafter are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when they were or hereafter are filed with the Commission, contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) no Incorporated Document was filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to execution of this Agreement, except for the Current Report on Form 8-K filed with the Commission on the date hereof; and (v) each Permitted Free Writing Prospectus will comply in all material respects with the Act and will be filed in accordance with the Act (to the extent required thereby).

(d) (i) At the Effective Time with respect to the Registration Statement and each amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the execution of this Agreement, at each Time of Sale and at each Settlement Date the Prospectus (as amended or supplemented at such time) and any Permitted Free Writing Prospectus, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of its date, at any Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.

(e) Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times during which such Permitted Free Writing Prospectus is being used by the Company through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus. Any electronic roadshow relating to the offering of the Shares, when considered together with the General Disclosure Package, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Other than the Base Prospectus, the Prospectus and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than the Managers) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy any Shares required to be filed with the Commission without the Managers’ consent (each such communication by the Company or its agents and representatives being referred to herein as a “Issuer Free Writing Prospectus”), other than any Permitted Free Writing Prospectus.

(g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries that would be required to be listed on Exhibit 21 to Item 601 of Regulation S-K in connection with the most recent Form 10-K filed by the Company under the Exchange Act, and of which the Company or another subsidiary owns 50% or more of the capital stock or the other equity interests (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, general partnership, limited partnership, trust or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with corporate, partnership, trust or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries are duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification, except where the failure so to register or qualify does not, individually or in the aggregate, have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries other than Subsidiaries organized as a limited liability company or a partnership that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The outstanding interests of each of the Subsidiaries that are organized as a limited liability company or a partnership and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances, equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, individually or in the aggregate, a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(h) To the knowledge of the Company, each of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (collectively, the “Joint Ventures”) possesses such certificates, authorizations or permits issued by the appropriate states, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, none of the Joint Ventures has received written notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(i) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued and sold by the Company have been duly authorized by the Company and, when issued and delivered against payment therefor as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those (i) which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or (ii) which would not adversely affect the transactions contemplated by this Agreement or the market price of the Common Stock.

(j) The Company has an authorized capitalization as set forth in the General Disclosure Package. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(k) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the execution of this Agreement and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Act (based on the relevant determination date under Rule 405). The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(l) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the earliest time after the time of filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act.

(m) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries.

(n) KPMG LLP, who has audited the financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accountant as required by the Act and the rules and regulations thereunder.

(o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, which have not been so described as required.

(p) (i) The Company, the Subsidiaries or the Joint Ventures, as applicable, have good and marketable title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by them (collectively, the “Properties”) and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming in all material respects, to the extent such leases are described therein, to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no

person has an option to purchase all or part of any Property or any interest therein other than (A) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures, or (B) options which, if exercised, would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; (iv) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; (v) there is in effect for the assets of the Company and the Properties insurance coverage that is commercially reasonable and that is consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets; and (vi) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will, individually or in the aggregate, in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(q) The Company, the Subsidiaries or the Joint Ventures have current title insurance policies in reasonable amounts in effect on each of the Properties, except where the failure to have such title insurance would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(r) The Company and the Subsidiaries have filed all Federal, state and foreign tax returns which have been required to be filed by them and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file or default in payment would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise), of the Company and the Subsidiaries, taken as a whole.

(s) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company, the Subsidiaries and the Joint Ventures, taken as a whole; there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries or Joint Ventures, other than as a result of borrowings made by the Company under its credit facilities; and there has not been any material transaction entered into by the Company, the Subsidiaries or the Joint

Ventures, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, certificate or articles of incorporation or by-laws, or other organizational documents, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, in the case of clauses (ii) and (iii), which violation or default would have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance and sale of the Shares, and the fulfillment of the terms of this Agreement, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the charter, certificate or articles of incorporation or by-laws of the Company or any Subsidiary or any law, rule, regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(u) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(v) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement has been obtained or made and is in full force and effect, except for (i) such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority (“FINRA”) and (ii) such actions as shall be necessary to qualify the Shares under state securities or Blue Sky laws.

(w) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the omission to hold such licenses, certificates and permits would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; the Company and the Subsidiaries each own or possess in the United States the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; none of the Company or the Subsidiaries have received written notice of any claim of infringement upon, misappropriation of or conflict with any Intellectual Property of any other person or entity, except where such claim of infringement, misappropriation or conflict would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(x) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(y) The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code.

(z) The Company and each of its Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) failure on its part to maintain effective disclosure controls and procedures and internal control over financial reporting, each as defined in Rule 13a-15 under the Exchange Act, (ii) material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (iii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company is in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), as it relates to loans, in all material respects, and has made all certifications required to be made pursuant to Section 302 and Section 906 of the SOX Act.

(aa) Except as otherwise contained in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not authorized or conducted, and does not have knowledge of, the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, “Hazardous Materials”), on, in, under or affecting any real property leased or owned or by any means controlled by the Company, including the Properties (the “Real Property”), or to the knowledge of the Company, any real property formerly leased or owned or by any means controlled by the Company, in violation of any Environmental Laws (as defined below) or which may require remedial or other response actions under Environmental Laws, except where such matters would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company’s operations are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), except where such non-compliance would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notice from any governmental entity or any third party and, to the knowledge of the Company, there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(bb) There are no contracts or other instruments which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been so described as required.

(cc) The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein and when considered as a whole, are accurate and complete in all material respects.

(dd) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action intended to cause or result in, or which has constituted or which might reasonably be expect to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(ee) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, including but not limited to personally identifiable information, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its Subsidiaries has been notified of, and each of them have no knowledge of any event or condition unique to the Company that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, and as required by applicable law and regulatory standards, except, in the case of either clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company or, with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company. The Company and its Subsidiaries are in material compliance with all applicable laws, statutes, regulations and orders from any governmental body or agency, and their respective contractual obligations and privacy policies, in each case relating to the privacy and security of IT Systems and Data except as would not, individually or in the aggregate, reasonably be expected to have a have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company.

(ii) No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary, except as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(jj) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects fairly presents the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Managers agrees that the Company may from time to time seek to sell Shares through a Manager, acting as sales agent, or directly to a Manager acting as principal, as follows:

(a) The Company may submit to a Designated Manager (as defined below) an order (including any price, time or size limits or other customary parameters or conditions) (a “Company Order”) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and the Designated Manager; provided that the Company will only submit a Company Order to one of the Managers on any single given Trading Day, but in no event more than one Manager, and the Company shall in no event request that the Designated Manager and any other Managers sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to the Managers acting as sales agents. As used herein, “Designated Manager” shall mean, with respect to any Company Order, the Manager selected by the Company to act as sales agent, provided that such Manager selected by the Company has agreed to act as sales agent; and “Trading Day” shall mean any trading day on the New York Stock Exchange (the “NYSE”).

(b) The Shares are to be sold through the Designated Manager on a daily basis or otherwise as shall be agreed to by the Company and the Designated Manager in the Company Order on any day that (A) is a Trading Day, (B) the Company has delivered a Company Order to the Designated Manager by telephone (confirmed promptly by email or facsimile to the individuals of the Designated Manager identified in writing to the Company) from any of the individuals listed as authorized representatives of the Company on Schedule C hereto (the “Authorized Company Representatives”) (which list may be updated from time to time upon notice delivered by the Company to the Managers) and (C) the Company shall have satisfied the conditions under Section 5 of this Agreement applicable to such sale on such date. The Company will designate in the Company Order the maximum number of the Shares to be sold by the Designated Manager daily and the minimum pricing of the Shares to be sold, which maximum number or minimum pricing may be a specified number of Shares, a specified dollar amount, respectively, or either may be determined using a formula, calculation or methodology using objective criteria (including but not limited to average daily volume or volume weighted average price) specified in the Company Order, each as shall be agreed to by the Designated Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement); provided, however, that in no event shall the Shares be sold at less than par value per share of the Common Stock.

(c) Subject to the terms and conditions hereof, the Designated Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day in the Company Order. The Company acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Shares, (B) a Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) a Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company.

(d) The Company through any of the Authorized Company Representatives or a Manager may upon notice to the other party by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Manager is acting as sales agent; provided that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any period during which an offering of the Shares has been suspended by the Company or by all of the Managers is referred to herein as a “Suspension Period.” In addition, the Company may, upon notice to the Designated Manager by telephone (confirmed promptly by email or facsimile to the individuals of the Designated Manager identified in writing to the Company), seek to terminate or amend a Company Order to the extent not completed at the time of notice, and the Designated Manager will use good faith efforts to implement such termination or amendment; provided, however, the Designated Manager will not be obligated to take any action that in its reasonable discretion would disrupt a sale in progress (but not yet confirmed).

(e) The Company shall not request the sale of any Shares that would be sold, and any Designated Manager need not make any sale of Shares, during any period in which the Company is in possession of material non-public information.

(f) Each of the Managers hereby covenants and agrees to sell the Shares on behalf of the Company only as permitted by the Act and the applicable securities laws and regulations of any jurisdiction.

(g) The compensation and/or commission to the Designated Manager for sales of the Shares on any given day shall be at a rate mutually agreed by the Company and the Designated Manager in connection with the issuance by the Company of a Company Order; provided that in no event shall such rate exceed 2% of the gross offering price of the Shares sold in accordance with the Company Order. The Company may sell Shares to a Manager as principal at a price agreed upon at the relevant Time of Sale. Any compensation or commission due and payable to the Designated Manager with respect to any sale of Shares shall be paid by the Company to the Designated Manager concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company.

(h) Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to the Designated Manager for settlement on such date shall be issued and delivered by the Company to such Designated Manager against payment of the gross proceeds from the sale of such Shares less the commission to the Designated Manager with respect to such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Designated Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) hold the Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Designated Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. If a Designated Manager breaches this Agreement by failing to deliver the proceeds to which the Company is entitled hereunder on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount from and including the Settlement Date to but excluding the date on which the unpaid amount, together with interest, has been fully paid. The Authorized Company Representatives, or any designees thereof as notified to the Designated Manager in writing (which, as of the date hereof, shall be individuals listed on Schedule D hereto, as may be updated from time to time upon notice delivered by the Company to the Managers), shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(h).

(i) The Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Authorized Company Representatives following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (A) the amount of the Shares sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Designated Manager with respect to such sales.

(j) Any obligation of the Designated Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(k) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Designated Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Designated Manager to properly identify its clients.

SECTION 4. Covenants of the Company. The Company agrees with the Managers:

(a) To make no amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus during the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), prior to having furnished the Managers with a copy of the proposed form thereof and give the Managers a reasonable opportunity to review the same (other than due to the filing of an Incorporated Document or any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Stock)), and to not file any such proposed amendment or supplement to which a Manager reasonably objects; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule); and during such same period to advise the Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as reasonably practicable.

(b) To furnish the Managers with copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by a Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of the Prospectus (or the Prospectus as amended or supplemented) and each Issuer Free Writing Prospectus as such Manager may from time to time reasonably request, and the Company agrees to pay the expenses of printing or other production of all documents relating to the offering; and if, after the date of this Agreement and during the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference into the Prospectus in order to comply with the Act or the Exchange Act, to notify the Managers promptly to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, each Manager shall suspend its solicitation of purchases of the Shares and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Managers by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, will advise the Managers when the Managers are free to resume such solicitation and will prepare and furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement; if required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Managers and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act, and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Managers promptly after reasonable notice thereof; and in case the Managers are required to deliver under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, upon the request of the Managers, and at its own expense, to prepare and deliver to such Manager as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(c) Promptly from time to time to take such action as the Managers may reasonably request in order to qualify the Shares for offering and sale under the securities laws of such states as the Managers may reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or take any other action that would subject it to service of process in suits in any jurisdiction where it is not now so qualified or required to file such a consent or subject itself to taxation in any jurisdiction where it is not so subject.

(d) To make generally available to its securityholders as soon as reasonably practicable but in any event no later than 15 months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(e) That the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, the Prospectus, any Prospectus Supplement and any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers and any dealer; (ii) the cost of printing or producing this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with any Blue Sky survey; (iv) the cost of preparing the certificates for the Shares; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Managers in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) all fees and expenses in connection with the listing of the Shares on the NYSE; (vii) the costs and charges of any transfer agent or registrar or paying agent; (viii) all of the Company’s costs and expenses relating to investor roadshow and similar presentations; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4(e). It is understood, however, that, except as provided in this Section 4(e) and Section 6, the Managers will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(f) To use its best efforts to cause the Shares to be listed for trading on the NYSE and to use commercially reasonable efforts to maintain such listing.

(g) Upon commencement of the offering of the Shares under this Agreement on the date hereof (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than due to the filing of an Incorporated Document or a prospectus supplement relating solely to an offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Registration Statement or the Prospectus, other than a Current Report on Form 8-K (except as provided in the proviso below) or a proxy statement on Schedule

14A, (iii) the Shares are delivered to a Manager as principal (rather than as a sales agent) on a Settlement Date, or (iv) otherwise as a Manager may reasonably request upon reasonable advance notice (the date hereof or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date hereof, the date of such recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the relevant Settlement Date, or promptly upon request, as the case may be, in form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 5(f) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such certificate; provided, that the filing of a Current Report on Form 8-K will constitute a Representation Date if such Form 8-K contains amended financial information, capsule financial information, financial statements, supporting schedules or other financial data (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act or any amendment thereto; provided, further, however, that the obligation of the Company under this subsection (g) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(h) Upon commencement of the offering of the Shares under this Agreement on the date hereof (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, the Company shall cause to be furnished to the Managers or counsel to the Managers (i) a written opinion of Goodwin Procter LLP, counsel for the Company (“Company Counsel”), dated as of the date hereof, the date of such recommencement and as of such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, to the effect of Exhibit A hereto; (ii) a written opinion of Ann C. Menard, Esq., Chief Legal Officer of the Company, or other internal counsel reasonably satisfactory to the Managers (such counsel, “Internal Counsel”), dated as of the date hereof, the date of such recommencement and as of such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, to the effect of Exhibit B hereto, but, in each case, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; and (iii) a written opinion of Venable LLP, Maryland counsel for the Company (“Maryland Counsel”), dated as of the date hereof, the date of such recommencement and as of such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, to the effect of Exhibit C hereto; provided that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(h) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); and provided further, that the obligation of the Company under this subsection (h) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(i) Upon commencement of the offering of the Shares under this Agreement on the date hereof (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Managers, shall deliver a written opinion, dated as of the date hereof, the date of such recommencement and as of such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Manager, and a negative assurance letter, dated as of such Representation Date, containing a statement to the effect that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, at the time of effectiveness of the Registration Statement for purposes of Section 11 of the Act, as such section applies to the Managers, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement), or (ii) the General Disclosure Package, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement); provided that the obligation of Skadden, Arps, Slate, Meagher & Flom LLP under this subsection (i) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period. With respect to such statement, Skadden, Arps, Slate, Meagher & Flom LLP may state that their belief is based upon the procedures set forth in such letter, but is without independent check and verification.

(j) Upon commencement of the offering of the Shares under this Agreement on the date hereof (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, the Company shall cause KPMG LLP and such other accountants who have audited the financial information set forth or incorporated by reference into the Prospectus (each, an “Accountant”), forthwith to furnish the Managers a letter, dated as of the date hereof, the date of such recommencement and as of such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, (i) confirming that each Accountant is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided that the obligation of the Company under this subsection (j) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(k) To make available its senior corporate officers for inquiries with the Managers and their counsel as the Managers may reasonably request from time to time; such inquiries shall be for the purpose of updating the Managers’ due diligence review of the Company in connection with the transactions contemplated hereby; the form and manner, location and date and time of such inquiries shall be mutually agreed upon from time to time between the Managers and the Company.

(l) To reserve and keep available sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.

(m) That it consents to each Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, however that such trading does not violate any applicable laws, including applicable federal or state securities laws and all rules or regulations promulgated thereunder. Further, notwithstanding the foregoing consent, the Managers shall not be excused from the requirement in this Agreement to use commercially reasonable efforts to sell Shares pursuant to any accepted Company Order on the terms in this Agreement.

(n) If, to the knowledge of the Company, any condition set forth in Section 5(a) or 5(g) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(o) Each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Designated Manager that the representations and warranties of the Company contained in or made pursuant to Section 2 of this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented relating to such Shares).

(p) To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(q) That if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the General Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Managers and, if requested by the Managers, will prepare and furnish without charge to the Managers an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(r) To not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) During the period beginning on and including the first business day immediately prior to the date on which the Company has instructed any Manager to make sales of Shares under this Agreement through and including the first business day immediately following the related Settlement Date, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Managers in light of the proposed transaction; provided that the foregoing shall not apply to: (i) the issuance and sale of any Shares under this Agreement; (ii) the issuance of shares of Common Stock upon the exchange, conversion or redemption of convertible debentures, preferred stock or rights of the Company or upon the exercise of outstanding Common Stock purchase warrants; (iii) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of The Macerich Partnership, L.P. and MACWH, L.P., including any such partnership interests issued upon conversion of long-term incentive plan units; (iv) the grant by the Company of equity awards pursuant to the Company’s equity incentive plans; (v) the issuance of shares of Common Stock upon the exercise or vesting of equity awards under the Company’s equity incentive plans or pursuant to the Company’s employee stock purchase plan; (vi) the issuance of shares of Common Stock or other securities in connection with a merger, acquisition, joint venture or similar transaction involving the Company or the registration of such securities; or (vii) the filing of any registration statement or prospectus supplement in respect of (A) any Common Stock issuable in connection with any prior or future distribution declared by The Macerich Partnership, L.P. on its outstanding common units of limited partnership interest and long term incentive plan units of limited partnership in The Macerich Partnership L.P. that, subject to conditions specified by the Company, may be payable partially in cash and partially in Common Stock at the election of the holders thereof, (B) any Common Stock issuable upon redemption of outstanding partnership interests of The Macerich Partnership, L.P. or MACWH, L.P., or (C) the resale of Common Stock issuable upon redemption of outstanding partnership interests of The Macerich Partnership, L.P.; or (viii) the filing of any registration statement with respect to Common Stock or other securities pursuant to the Company’s equity incentive plans.

(t) To, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers promptly after having received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 5 in any material respect.

(u) To disclose in its annual reports on Form 10-K and quarterly reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(v) To apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus and shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares, in a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(w) To use its best efforts to meet the requirements to continue to qualify as a REIT under the Code, unless the Company’s Board of Directors determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.

(x) To cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(y) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, this Agreement shall automatically terminate on such Renewal Deadline unless prior to the Renewal Deadline, the Company has filed a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers, or if the Company is no longer eligible to file an automatic shelf registration statement, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers. The Company will use its reasonable efforts to cause any such registration statement to be declared effective within 60 days after the Renewal Deadline. Unless this Agreement is automatically terminated as provided above, the Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

SECTION 5. Conditions of Managers’ Obligations. The obligations of each of the Managers hereunder with respect to any Company Order or any agreement by a Manager to purchase Shares as principal are subject to the condition that (i) the representations and warranties on the part of the Company on the date hereof, and as of each Representation Date, any Time of Sale and Settlement Date are true and correct, (ii) the Company has performed its obligations hereunder and (iii) the following additional conditions precedent.

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Prospectus, any amendment or supplement thereto and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied.

(b) (i) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in, or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus; and (ii) except as contemplated in the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Managers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus;

(c) The Company shall furnish to the Managers, at every date specified in Section 4(h) of this Agreement, opinions of Company Counsel, Maryland Counsel and Internal Counsel, addressed to the Managers, of the same tenor as the opinions required to be delivered pursuant to Section 4(h), but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions, or in lieu of any such opinions a Reliance Letter as permitted by Section 4(h).

(d) The Managers shall have received, at every date specified in Section 4(i) of this Agreement, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Managers, of the same tenor as the opinions required to be delivered pursuant to Section 4(i) and a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP as required to be delivered pursuant to Section 4(i), but, in each case, modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter.

(e) At the dates specified in Section 4(j) of this Agreement, the Managers shall have received from the Accountants the comfort letters required to be delivered pursuant to Section 4(j).

(f) The Company shall deliver or cause to be delivered to the Managers on each Representation Date a certificate or certificates of officers of the Company satisfactory to the Manager certifying the following:

(i) the representations and warranties of the Company contained in Section 2 hereof are true and correct at and as of such Representation Date;

(ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Representation Date;

(iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; and

(iv) no order preventing or suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to each such officer’s knowledge, contemplated or threatened by the Commission.

(g) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) The Company shall have complied with its obligations pursuant to Section 4(b) with respect to the furnishing of prospectuses.

(l) On or after the Time of Sale, there shall not have occurred any of the following: (i) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Managers, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, in each case, on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus, (ii) suspension of trading in securities generally on the NYSE or The Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iii) the declaration of a banking moratorium by United States or New York State authorities; (iv) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act); or (v) the suspension of trading of the Company’s Common Stock by the NYSE, the Commission, or any other governmental authority.

Prior to each Settlement Date where a Manager is acting as principal, the Company shall have furnished to such Manager such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as such Manager may reasonably have requested.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned in this Agreement shall not have been delivered in accordance with this Agreement, this Agreement and all obligations of a Manager acting as a sales agent hereunder may be canceled at, or at any time prior to, any Settlement Date, by such Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

SECTION 6. Indemnification and Contribution.

(a) The Company agrees: (1) to indemnify and hold harmless each of the Managers, its affiliates, directors and officers and each person, if any, who controls any Manager within the meaning of either Section 15 of the Act or Section 20 of the Act, against any losses, claims, damages or liabilities to which such Manager or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Issuer Free Writing Prospectus, the General Disclosure Package, the

Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished in writing to the Company by the Managers specifically for use therein; and (2) to reimburse each Manager and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Manager or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Manager or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Managers are not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Managers will promptly return all sums that had been advanced pursuant hereto.

(b) Each of the Managers, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that each Manager will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished in writing to the Company by the Managers specifically for use therein. This indemnity agreement will be in addition to any liability which such Manager may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 6(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 6(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and counsel to the indemnifying party has reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel in a state or other jurisdiction where such separate law firm does not have an office) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on one hand and each Manager on the other hand shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or each Manager on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Manager agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), each Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Manager or any person controlling any Manager, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Manager, or any person controlling any Manager, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

SECTION 7. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Managers or any controlling person of the Managers, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

SECTION 8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to offers and sales of Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if the Shares have been sold through the Managers for the Company, then Sections 3(h), 3(i), 4(f) and 4(n) of this Agreement shall remain in full force and effect with respect to and to the extent of such Shares sold, (ii) with respect to any pending sale, through the Managers for the Company, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination, and (iii) Sections 4(e), 6, 7, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the offers and sales of Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(e), 6, 7, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination. The obligation of the other Managers to the Company and of the Company to the Managers shall not be affected by the termination by one Manager.

(c) This Agreement shall remain in full force and effect until the earliest of (i) the date on which $500,000,000 aggregate offering price of the Shares are sold under this Agreement, (ii) the date on which this Agreement is terminated pursuant to Sections 8(a) or (b) above and (iii) the date on which this Agreement is terminated by mutual agreement of the parties; provided that, in each case of clauses (i), (ii) and (iii) above, any such termination shall in all cases be deemed to provide that Section 4(e), Section 6 and Section 7 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(h) of this Agreement.

SECTION 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail, telex, facsimile or e-mail and, if to the Managers, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Stephanie Little, Telephone: (312) 732-3229, E-Mail: stephanie.y.little@jpmorgan.com; Deutsche Bank Securities Inc. at 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Facsimile: +1 (646) 374-1071; Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department, Facsimile: (212) 902-9316; BNP Paribas Securities Corp., 787 7th

Avenue, 8th Floor, New York, New York 10019, Email: dl.bnpp_atm_execution@us.bnpparibas.com; TD Securities (USA) LLC, c/o Equity Capital Markets, 1 Vanderbilt Avenue, New York, NY 10017, Email: USTMG@tdsecurities.com; and, if to the Company, it shall be sufficient in all respects if delivered or sent to The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attention to each of: Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, Facsimile: (310) 395-2791, with a copy to Goodwin Procter LLP, 100 Northern Avenue Boston, MA 02210, Attention: Ettore A. Santucci, Esq. and David H. Roberts, Esq., Facsimile: (617) 801-8792, Email: ESantucci@goodwinlaw.com and DRoberts@goodwinlaw.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 10. Parties at Interest. The Agreement herein set forth has been made solely for the benefit of the Managers and the Company and to the extent provided in Section 6 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Managers) shall acquire or have any right under or by virtue of this Agreement.

SECTION 11. No Fiduciary Relationship. The Company acknowledges and agrees that each Manager in providing investment banking services to the Company in connection with the offering of the Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Manager to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, no Manager is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Managers shall have no responsibility or liability to the Company with respect thereto. Any review by the Managers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Managers and shall not be on behalf of the Company.

SECTION 12. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the subject matter hereof.

SECTION 13. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 14. Law; Construction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

SECTION 15. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 16. Waiver of Jury Trial. The Company and each Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 18. Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Sections 6 and 7 hereof, the officers and directors of the Company and each person who controls the Company or any Manager, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Managers shall be deemed a successor or assign by reason merely of such purchase.

SECTION 19. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Managers imposing any limitation of any kind.

SECTION 20. Several Obligations. Notwithstanding anything to the contrary contained in this Agreement, each of the Company and each of the Managers agrees and acknowledges that the obligations of the Managers hereunder are several and not joint, and no Manager shall be liable for any act or omission of or default by any of the other Managers.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Ag are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Company and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Managers. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Scott W. Kingsmore
	Name:	Scott W. Kingsmore
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

ACCEPTED as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Samir Abu-Khadra
Name:	Samir Abu-Khadra
Title:	Director

By:	/s/ John Perry
Name:	John Perry
Title:	Director

Equity Distribution Agreement — Signature Page

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel M. Young
Name:	Daniel M. Young
Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pierre LAPOMME
Name:	Pierre LAPOMME
Title:	Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
Name:	Brad Limpert
Title:	Managing Director

Equity Distribution Agreement — Signature Page